Exhibit 10(ee)(2)


                                  AMENDMENT TO
                               THE BLACK & DECKER
                        1996 EMPLOYEE STOCK PURCHASE PLAN

         Pursuant to the powers of amendment reserved under Section 11 of The Black & Decker 1996 Employee Stock Purchase Plan (the "Plan"), The Black &
Decker Corporation (the "Corporation") hereby amends the Plan as follows, effective as of the dates specified below:

                                  FIRST CHANGE

         Effective as of the first Offering Date following the date of execution hereof, Section 1(e) of the Plan is amended in its entirety to read as follows:

                  (e) "Eligible Employees" as of any applicable Offering Date, shall mean all Employees who are employed by a Participating
         Corporation on the Offering Date, and who have been, at any time, in the employ of the Corporation or any of its Subsidiaries continuously for at least one year, other than (i) persons who are officers of the Corporation within the meaning of the Exchange Act on the applicable Offering Date, unless they are not "highly compensated employees" as defined in Section 414(q) of the Code; and (ii) persons who after purchasing shares of Common Stock under the Plan would own shares of capital stock possessing five percent or more of the total combined voting power or value of all classes of outstanding capital stock of the Corporation or any of its Subsidiaries. For purposes of the preceding sentence, capital stock that any person may purchase under outstanding stock options shall be treated as owned by the person and the provisions of Section 425(b) of the Code shall apply.

                                  SECOND CHANGE

         Effective as of the original Offering Date under the Plan, Section 1(f) of the Plan is amended in its entirety to read as follows:

                  (f) "Employee" shall mean each person who, on the applicable Offering Date, is classified by the Corporation or any of its Subsidiaries as an active, regular full-time or an active, regular part-time employee of the Corporation or any of its Subsidiaries, including, but not limited to, officers of the Corporation and its Subsidiaries, provided that such employee's normal work week is at least twenty hours per week, and provided further that the


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         term "Employee"  shall not include any person who is on leave or layoff status or is otherwise inactive.

                                  THIRD CHANGE

         Effective as of the first Offering Date following the date of execution hereof, Section 1 of the Plan is amended by the addition of the following as new
Section 1(l), and the remaining subsections thereunder are redesignated accordingly:

                  (l) "Participating Corporation" as of any applicable Offering Date shall mean the Corporation and all Subsidiaries, other then those entities that are designated by the Vice President of Human Resources of the Corporation as being ineligible to participate. A Participating Corporation shall continue as such until the Vice President of Human Resources of the Corporation changes the designation.

                                  FOURTH CHANGE

         Effective as of the first Offering Date following the date of execution hereof, Subsection 1(p) of the Plan (formerly Subsection 1(o) of the Plan) is hereby amended in its entirety to read as follows:

                  (p) "Subsidiaries" shall mean a corporation of which capital stock possessing more than 50% of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Corporation, directly or indirectly, through one or more Subsidiaries. The term "Subsidiaries" shall also mean an entity that is wholly owned, directly or indirectly, by the Corporation, the existence of which is disregarded for U.S. income tax purposes.

                                  FIFTH CHANGE

         Effective as of the original Offering Date under the Plan, Section 2 of the Plan is amended by the addition of a new Subsection (c) thereunder, which shall read as follows:

                  (c) Any person may, by written notice to the Vice President of Human Resources of the Corporation or his or her designee, or to the Corporation or any of its Subsidiaries, waive his or her right to participate in the Plan.



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



                                  SIXTH CHANGE

         Effective as of the original Offering Date under the Plan, Section 10 of the Plan is amended in its entirety to read as follows:

         10.      Administration.

                  The Plan shall be administered by the Vice President of Human Resources of the Corporation, who shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as he or she deems desirable, including, but not limited to, designating those Subsidiaries that qualify as Participating Corporations, and determining the eligibility of any person to participate in the Plan. All decisions, determinations and interpretations of the Vice President of Human Resources or his or her designee shall be binding upon all persons and shall be made in his or her sole and absolute discretion.

         The Plan, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

         IN WITNESS  WHEREOF,  the  Corporation  has caused this Amendment to be
executed   by   its   duly   authorized   officers   on   this   12th   day   of
February, 1997.




WITNESS/ATTEST:                             THE BLACK & DECKER CORPORATION

/s/  LOWELL R. BOWEN                        By: /s/ CHARLES E. FENTON
Lowell R. Bowen                             Charles E. Fenton
                                            Senior Vice President


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